Exhibit 32.1

Vital Images, Inc.

Certification Pursuant to 18 U.S.C. Section 1350

In connection with this Quarterly Report on Form 10-Q of Vital Images, Inc. (the “Company”) for the period ended June 30, 2008 (the “Quarterly Report”), I, Michael H. Carrel, President and Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, that:

1.               The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.               The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	August 11, 2008	/s/ Michael H. Carrel
Michael H. Carrel
President, Chief Executive Officer (Principal Executive Officer)
Vital Images, Inc.